EXHIBIT 4.3

BIOLARGO, INC.

2024 EQUITY INCENTIVE PLAN

1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of BioLargo and Parents, Subsidiaries and Affiliates that exist now or in the future by offering them an opportunity to participate in BioLargo’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 28.

2. SHARES SUBJECT TO THIS PLAN.

2.1. Number of Shares Available. Subject to Sections 2.6 and 21 and other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of this Plan by the Board is Forty Million (40,000,000) Shares.

2.2. Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under this Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent that such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but that cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by BioLargo at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. To the extent that an Award under this Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under this Plan. Shares used to pay the exercise price of an Award or withheld to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under this Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 will not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.

2.3. Minimum Share Reserve. At all times, BioLargo will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4. Automatic Share Reserve Increase. The number of Shares available for grant and issuance under this Plan will be increased on January 1st of each of the first ten (10) calendar years during the term of this Plan, beginning January 1, 2025, by 2,000,000 Shares unless otherwise directed by the Board.

2.5. Limitations. No more than thirty million (30,000,000) Shares will be issued pursuant to the exercise of ISOs.

2.6. Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, extraordinary dividends or distributions (whether in cash, shares or other property, other than a regular cash dividend) recapitalization, stock split, reverse stock split, subdivision, combination, consolidation, reclassification, spin-off or similar change in the capital structure of BioLargo, without consideration, then (a) the number and class of Shares reserved for issuance and future grant under this Plan set forth in Section 2.1, (b) the Exercise Prices of and number and class of Shares subject to outstanding Options and SARs, (c) the number and class of Shares subject to other outstanding Awards, (d) the maximum number and class of Shares that may be issued as ISOs set forth in Section 2.5, (e) the maximum number and class of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3 and (f) the number and class of Shares that may be granted as Awards to Non-Employee Directors as set forth in Section 12 will be proportionately adjusted, subject to any required action by the Board or the stockholders of BioLargo and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

If, by reason of an adjustment pursuant to this Section 2.6, a Participant’s Award Agreement or other agreement related to any Award or the Shares subject to such Award covers additional or different shares of stock or securities, then such additional or different shares, and the Award Agreement or such other agreement in respect thereof, will be subject to all of the terms, conditions and restrictions that were applicable to the Award or the Shares subject to such Award before such adjustment.

3. ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors; provided that such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to receive an Award or Awards for more than Three Million (3,000,000) Shares in any calendar year under this Plan except that new Employees of BioLargo or of a Parent or Subsidiary of BioLargo are eligible to be granted up to a maximum of an Award or Awards for Six Million (6,000,000) Shares in the calendar year in which they commence their employment.

4. ADMINISTRATION.

4.1. Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan; provided, however, that the Board will establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form and terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the Exercise Price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(g) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of or as alternatives to other Awards under this Plan or any other incentive or compensation plan of BioLargo or any Parent, Subsidiary or Affiliate;

(h) grant waivers of Plan or Award conditions;

(i) determine the vesting, exercisability and payment of Awards;

(j) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k) determine whether an Award has been vested and/or earned;

(l) determine the terms and conditions of, and institute, any Exchange Program;

(m) reduce or waive any criteria with respect to Performance Factors;

(n) adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code;

(o) adopt rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of this Plan to accommodate requirements of local law and procedures outside of the United States;

(p) exercise negative discretion on Performance Awards, reducing or eliminating the amount to be paid to Participants;

(q) make all other determinations necessary or advisable for the administration of this Plan; and

(r) delegate any of the foregoing to one or more executive officers pursuant to a specific delegation as permitted by applicable law, including Section 157(c) of the Delaware General Corporation Law.

4.2. Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or the Award, at any later time, and such determination will be final and binding on BioLargo and all persons having an interest in any Award under this Plan. Any dispute regarding the interpretation of this Plan or any Award Agreement will be submitted by the Participant or BioLargo to the Committee for review. The resolution of such a dispute by the Committee will be final and binding on BioLargo and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution will be final and binding on BioLargo and the Participant.

4.3. Section 162(m) of the Code and Section 16 of the Exchange Act. When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee administering this Plan in accordance with the requirements of Rule 16b-3 and Section 162(m) of the Code will consist of at least two (2) individuals, each of whom qualifies as (a) a Non-Employee Director under Rule 16b-3 and (b) an “outside director” pursuant to Code Section 162(m) and the regulations issued thereunder. At least two (2) (or a majority if more than two (2) then serve on the Committee) of such “outside directors” will approve the grant of such Award and timely determine (as applicable) the Performance Period and any and all Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. When required by Section 162(m) of the Code, before settlement of any such Award at least two (2) (or a majority if more than two (2) then serve on the Committee) of such “outside directors” then serving on the Committee will determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act). With respect to Participants whose compensation is subject to Section 162(m) of the Code, and provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code, the Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including, without limitation, (a) restructurings, discontinued operations, extraordinary items and other unusual or non-recurring charges, (b) an event either not directly related to the operations of BioLargo or not within the reasonable control of BioLargo’s management or (c) a change in accounting standards required by generally accepted accounting principles.

4.4. Documentation. The Award Agreement for a given Award, this Plan and any and all other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that satisfies applicable legal requirements.

4.5. Foreign Award Recipients. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws and practices in other countries in which BioLargo, its Subsidiaries and its Affiliates operate or have Employees or other individuals eligible for Awards, the Committee, in its sole discretion, will have the power and authority to: (a) determine which Subsidiaries and Affiliates will be covered by this Plan; (b) determine which individuals outside the United States are eligible to participate in this Plan, which may include individuals who provide services to BioLargo, Subsidiary or Affiliate under an agreement with a foreign nation or agency; (c) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs and practices; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent that the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications will be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications will increase the share limitations contained in Section 2.1 hereof; and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemption or approval. Notwithstanding the foregoing, the Committee may not take any action hereunder, and no Award will be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code or any other applicable United States governing statute or law.

5. OPTIONS. An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable. The Committee may grant Options to eligible Employees, Consultants and Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised and all other terms and conditions of the Option, subject to the following terms of this section.

5.1. Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Option and (b) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2. Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3. Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreements governing such Options; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of BioLargo or of any Parent or Subsidiary (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4. Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted, provided that: (a) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant, and (b) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with procedures established by BioLargo.

5.5. Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of this Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when BioLargo receives: (a) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option (and/or via electronic execution through the authorized third party administrator) and either (b) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes), or (c) instructions to conduct a cashless exercise through which a portion of the Shares are issued, calculated based on the Fair Market Value of the Shares on the exercise date. Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and this Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of BioLargo or of a duly authorized transfer agent of BioLargo), no right to vote or receive dividends or any other right as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. BioLargo will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is before the date the Shares are issued, except as provided in Section 2.6 of this Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of this Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6. Termination of Service. If the Participant’s Service terminates for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the date the Participant’s Service terminates no later than three (3) months after the date the Participant’s Service terminates (or such shorter time period not less than thirty (30) days or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date the Participant’s Service terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options.

(a) Death. If the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after the Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date the Participant’s Service terminates and must be exercised by the Participant’s legal representative, or authorized assignee, no later than eighteen (18) months after the date the Participant’s Service terminates (or such shorter time period not less than six (6) months or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.

(b) Disability. If the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date the Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date the Participant’s Service terminates (or such shorter time period not less than six (6) months or longer time period as may be determined by the Committee, with any exercise beyond (a) three (3) months after the date the Participant’s Service terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code or (b) twelve (12) months after the date the Participant’s Service terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options.

(c) Cause. If the Participant’s Service terminates for Cause, then the Participant’s Options will expire on the Participant’s date of termination of Service or at such later time and on such conditions as are determined by the Committee, but in any event no later than the expiration date of the Options. Unless otherwise provided in an employment agreement or Award Agreement, Cause will have the meaning set forth in this Plan.

5.7. Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8. Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of BioLargo and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to all Options granted after the effective date of such amendment.

5.9. Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.10. No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

5.11. Salary and AP Conversion. Notwithstanding the foregoing, in the Committee’s discretion, a Participant may elect to receive an Option as payment of amounts owed by BioLargo for past services rendered, for goods, or pursuant to a contract. The Committee may from time to time adopt a plan to offer such conversions, at a factor of up to two times of the quotient of the dollar amount converted and the Fair Market Value on the date the Participant delivers an Award Agreement to BioLargo.

6. RESTRICTED STOCK AWARDS. A Restricted Stock Award is an offer by BioLargo to sell to an eligible Employee, Consultant or Director Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to this Plan.

6.1. Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to BioLargo an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.2. Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of this Plan and the Award Agreement and in accordance with procedures established by BioLargo.

6.3. Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with BioLargo or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Before the grant of a Restricted Stock Award, the Committee will: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.4. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date that the Participant’s Service terminates (unless determined otherwise by the Committee).

7. STOCK BONUS AWARDS. A Stock Bonus Award is an award to an eligible Employee, Consultant or Director of Shares for Services to be rendered or for past Services already rendered to BioLargo or any Parent, Subsidiary or Affiliate. All Stock Bonus Awards will be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.1. Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based on completion of a specified number of years of service with BioLargo or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Before the grant of any Stock Bonus Award the Committee will: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

7.2. Form of Payment to Participant. Payment may be made in the form of cash, whole Shares or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

7.3. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date that the Participant’s Service terminates (unless determined otherwise by the Committee).

7.4. Salary and AP Conversion. Notwithstanding the foregoing, in the Committee’s discretion, a Participant may elect to receive Shares as payment of amounts owed by BioLargo for past services rendered, for goods, or pursuant to a contract. The Committee may from time to time adopt a plan to offer such conversions, at a factor of up to two times of the quotient of the dollar amount converted and the Fair Market Value on the date the Participant delivers an Award Agreement to BioLargo.

8. STOCK APPRECIATION RIGHTS. A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant or Director that may be settled in cash or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs will be made pursuant to an Award Agreement.

8.1. Terms of SARs. The Committee will determine the terms of each SAR, including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed upon settlement of the SAR; and (d) the effect of the Participant’s termination of Service on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted and may not be less than Fair Market Value of the Shares on the date of grant. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

8.2. Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement will set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee also may provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date that the Participant’s Service terminates (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.3. Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from BioLargo in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price times (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from BioLargo for the SAR exercise may be in cash, in Shares of equivalent value or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or Dividend Equivalent Right, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

8.4. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date that the Participant’s Service terminates (unless determined otherwise by the Committee).

9. RESTRICTED STOCK UNITS. A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant or Director covering a number of Shares that may be settled in cash or by issuance of those Shares (which may consist of Restricted Stock). All RSUs will be made pursuant to an Award Agreement.

9.1. Terms of RSUs. The Committee will determine the terms of an RSU, including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed upon settlement; and (d) the effect of the Participant’s termination of Service on each RSU; provided that no RSU will have a term longer than ten (10) years. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.2. Form and Timing of Settlement. Payment of earned RSUs will be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares or a combination of both. The Committee also may permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned, provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

9.3. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date that the Participant’s Service terminates (unless determined otherwise by the Committee).

10. PERFORMANCE AWARDS. A Performance Award is an award to an eligible Employee, Consultant or Director of a cash bonus or an award of Performance Shares or Performance Units denominated in Shares that may be settled in cash or by issuance of those Shares (which may consist of Restricted Stock). Grants of Performance Awards will be made pursuant to an Award Agreement.

10.1. Types of Performance Awards. Performance Awards will include Performance Shares, Performance Units and cash-based Awards as set forth in Sections 10.1(a), 10.1(b) and 10.1(c) below.

(a) Performance Shares. The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares will consist of a unit valued by reference to a designated number of Shares, the value of which may be paid to the Participant by delivery of Shares or, if set forth in the instrument evidencing the Award, of such property as the Committee will determine, including, without limitation, cash, Shares, other property or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee will determine in its sole discretion.

(b) Performance Units. The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units will consist of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee will determine, including, without limitation, cash, Shares, other property or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.

(c) Cash Performance Awards. The Committee also may grant cash-based Performance Awards to Participants under the terms of this Plan. Such awards will be based on the attainment of performance goals using the Performance Factors within this Plan that are established by the Committee for the relevant performance period.

10.2. Terms of Performance Awards. The Committee will determine, and each Award Agreement will set forth, the terms of each Performance Award, including, without limitation: (a) the amount of any cash bonus; (b) the number of Shares deemed subject to an award of Performance Shares; (c) the Performance Factors and Performance Period that will determine the time and extent to which each award of Performance Shares will be settled; (d) the consideration to be distributed upon settlement; and (e) the effect of the Participant’s termination of Service on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant. Before settlement, the Committee will determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria. No Participant will be eligible to receive more than Five Million Dollars ($5,000,000) in Performance Awards in any calendar year under this Plan.

10.3. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date that the Participant’s Service terminates (unless determined otherwise by the Committee).

11. PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a) by cancellation of indebtedness of BioLargo to the Participant;

(b) by surrender of shares of BioLargo held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Award will be exercised or settled;

(c) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to BioLargo or a Parent or Subsidiary;

(d) by consideration received by BioLargo pursuant to a broker-assisted or other form of cashless exercise program implemented by BioLargo in connection with this Plan;

(e) by any combination of the foregoing; or

(f) by any other method of payment as is permitted by applicable law.

12. GRANTS TO NON-EMPLOYEE DIRECTORS. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board or made from time to time as determined in the discretion of the Board. The aggregate number of Shares subject to Awards granted to a Non-Employee Director pursuant to this Section 12 in any calendar year will not exceed such number of Shares with an aggregate grant date value of Three Hundred Thousand Dollars ($200,000); provided, however, that with respect to a Non-Employee Director’s first year of Service, Awards granted pursuant to this Section 12 will not exceed such number of Shares with an aggregate grant date value of Six Hundred Thousand Dollars ($400,000).

12.1. Eligibility. Awards pursuant to this Section 12 will be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.

12.2. Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards will vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors will not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

12.3. Election to receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from BioLargo in the form of cash or Awards or a combination thereof, as determined by the Committee. Such Awards will be issued under this Plan. An election under this Section 12.3 will be filed with BioLargo on the form prescribed by BioLargo.

13. WITHHOLDING TAXES.

13.1. Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or a tax event occurs, BioLargo may require the Participant to remit to BioLargo, or to the Parent, Subsidiary or Affiliate, as applicable, employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international tax or any other tax or social insurance liability (the “Tax-Related Items”) legally due from the Participant before the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable withholding obligations for Tax-Related Items. Unless otherwise determined by the Committee, the Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld, and such Shares will be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day.

13.2. Stock Withholding. The Committee or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such Tax Related Items legally due from the Participant, in whole or in part by (without limitation) (a) paying cash, (b) having BioLargo withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the Tax-Related Items to be withheld, (c) delivering to BioLargo already-owned shares having a Fair Market Value equal to the Tax-Related Items to be withheld or (d) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by BioLargo. BioLargo may withhold or account for these Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum permissible statutory tax rate for the applicable tax jurisdiction, to the extent consistent with applicable laws.

14. TRANSFERABILITY.

14.1. Transfer Generally. Unless determined otherwise by the Committee or pursuant to Section 14.2, an Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards will be exercisable: (a) during the Participant’s lifetime only by (i) the Participant or (ii) the Participant’s guardian or legal representative; (b) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (c) in the case of all awards except ISOs, by a Permitted Transferee.

14.2. Award Transfer Program. Notwithstanding any contrary provision of this Plan, the Committee will have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 14.2 and will have the authority to amend the terms of any Award participating, or otherwise eligible to participate in, the Award Transfer Program, including (but not limited to) the authority to (a) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of any such Award, (b) amend or remove any provisions of the Award relating to the Award holder’s continued Service to BioLargo or any Parent, Subsidiary or Affiliate, (c) amend the permissible payment methods with respect to the exercise or purchase of any such Award, (d) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award and (e) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its sole discretion.

15. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1. Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. Any Dividend Equivalent Rights will be subject to the same vesting or performance conditions as the underlying Award. In addition, the Committee may provide that any Dividend Equivalent Rights permitted by an applicable Award Agreement will be deemed to have been reinvested in additional Shares or otherwise reinvested. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, however, that, if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of BioLargo will be subject to the same restrictions as the Restricted Stock; provided further that the Participant will have no right to such stock dividends or stock distributions with respect to Unvested Shares, and such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. The Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant will be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares underlying an Award during the period beginning on the date the Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which it is forfeited, provided that no Dividend Equivalent Right will be paid with respect to the Unvested Shares, and such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. Such Dividend Equivalent Rights, if any, will be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares.

15.2. Restrictions on Shares. At the discretion of the Committee, BioLargo may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date the Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

16. CERTIFICATES. All Shares or other securities, whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system on which the Shares may be listed or quoted and non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

17. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with BioLargo or an agent designated by BioLargo to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with BioLargo all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to BioLargo under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation, and in any event BioLargo will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

18. REPRICING; EXCHANGE AND BUYOUT OF AWARDS. Without prior stockholder approval the Committee may (a) reprice Options or SARs (and where such repricing is a reduction in the Exercise Price of outstanding Options or SARs, the consent of the affected Participants is not required provided written notice is provided to them, notwithstanding any adverse tax consequences to them arising from the repricing), and (b) with the consent of the respective Participants (unless not required pursuant to Section 5.9 of this Plan), pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

19. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities, exchange control or other laws, rules and regulations of any governmental body and the requirements of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, BioLargo will have no obligation to issue or deliver certificates for Shares under this Plan before (a) obtaining any approvals from governmental agencies that BioLargo determines are necessary or advisable and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that BioLargo determines to be necessary or advisable. BioLargo will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and BioLargo will have no liability for any inability or failure to do so.

20. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, BioLargo or any Parent, Subsidiary or Affiliate or limit in any way the right of BioLargo or any Parent, Subsidiary or Affiliate to terminate the Participant’s employment or other relationship at any time.

21. CORPORATE TRANSACTIONS.

21.1. Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction, any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation also may issue, in place of outstanding Shares of BioLargo held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event that such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then, notwithstanding any other provision in this Plan to the contrary, such Awards will have their vesting accelerate as to all shares subject to such Award (and any applicable right of repurchase fully lapse) immediately before the Corporate Transaction. In addition, in the event that such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.

21.2. Assumption of Awards by BioLargo. BioLargo, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under this Plan in substitution of such other company’s award or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event that BioLargo assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event that BioLargo elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards will not reduce the number of Shares authorized for grant under this Plan or authorized for grant to a Participant in a calendar year.

21.3. Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors will accelerate and such Awards will become exercisable (as applicable) in full before the consummation of such event at such times and on such conditions as the Committee determines.

22. ADOPTION AND STOCKHOLDER APPROVAL. This Plan will be submitted for the approval of BioLargo’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

23. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of laws rules).

24. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of BioLargo, amend this Plan in any manner that requires such stockholder approval; provided further that a Participant’s Award will be governed by the version of this Plan then in effect at the time such Award was granted. No termination or amendment of this Plan will affect any then-outstanding Award unless expressly provided by the Committee. In any event, no termination or amendment of this Plan or any outstanding Award may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with applicable law, regulation or rule.

25. NONEXCLUSIVITY OF THIS PLAN. Neither the adoption of this Plan by the Board, nor the submission of this Plan to the stockholders of BioLargo for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26. INSIDER TRADING POLICY. Each Participant who receives an Award will comply with any policy adopted by BioLargo from time to time covering transactions in BioLargo’s securities by Employees, officers and/or directors of BioLargo, as well as with any applicable insider trading or market abuse laws to which the Participant may be subject.

27. ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY. All Awards, subject to applicable law, will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of a Participant’s employment or other service with BioLargo that is applicable to executive officers, employees, directors or other service providers of BioLargo and, in addition to other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

28. DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

28.1. “Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with BioLargo and (ii) any entity in which BioLargo has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

28.2. “Award” means any award under this Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.

28.3. “Award Agreement” means, with respect to each Award, the written or electronic agreement between BioLargo and the Participant setting forth the terms and conditions of the Award and country-specific appendix thereto for grants to non-U.S. Participants, which will be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

28.4. “Award Transfer Program” means any program instituted by the Committee which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity approved by the Committee.

28.5. “BioLargo” means BioLargo, Inc., a Delaware corporation, or any successor corporation.

28.6. “Board” means the Board of Directors of BioLargo.

28.7. “Cause” means a determination by BioLargo that the Participant has committed an act or acts constituting any of the following: (i) dishonesty, fraud, misconduct or negligence in connection with BioLargo duties, (ii) unauthorized disclosure or use of BioLargo’s confidential or proprietary information, (iii) misappropriation of a business opportunity of BioLargo, (iv) materially aiding a BioLargo competitor, (v) a felony conviction or (vi) failure or refusal to attend to the duties or obligations of the Participant’s position or to comply with BioLargo’s rules, policies or procedures. The determination as to whether a Participant is being terminated for Cause will be made in good faith by BioLargo and will be final and binding on the Participant. The foregoing definition does not in any way limit BioLargo’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 20 above, and the term “BioLargo” will be interpreted to include any Subsidiary or Parent, as appropriate. Notwithstanding the foregoing, the foregoing definition of “Cause” may, in part or in whole, be modified or replaced in each individual employment agreement, Award Agreement or other applicable agreement with any Participant, provided that such document supersedes the definition provided in this Section 28.7.

28.8. “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

28.9. “Committee” means the Compensation Committee of the Board or those persons to whom administration of this Plan, or part of this Plan, has been delegated as permitted by law.

28.10. “Common Stock” means the common stock of BioLargo.

28.11. “Consultant” means any natural person, including an advisor or independent contractor, engaged by BioLargo or a Parent, Subsidiary or Affiliate to render services to such entity.

28.12. “Corporate Transaction” means the occurrence of any of the following events: (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of BioLargo representing more than fifty percent (50%) of the total voting power represented by BioLargo’s then-outstanding voting securities; provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of BioLargo will not be considered a Corporate Transaction; (b) the consummation of the sale or disposition by BioLargo of all or substantially all of BioLargo’s assets; (c) the consummation of a merger or consolidation of BioLargo with any other corporation, other than a merger or consolidation that would result in the voting securities of BioLargo outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of BioLargo or such surviving entity or its parent outstanding immediately after such merger or consolidation; (d) any other transaction that qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of BioLargo give up all of their equity interest in BioLargo (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of capital stock of BioLargo) or (e) a change in the effective control of BioLargo that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election. For purposes of the preceding subclause (e), if any Person is considered to be in effective control of BioLargo, the acquisition of additional control of BioLargo by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock or similar business transaction with BioLargo. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount will become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of BioLargo or a change in the ownership of a substantial portion of the assets of BioLargo, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

28.13. “Director” means a member of the Board.

28.14. “Disability” means, in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and, in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

28.15. “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by this Plan, to receive a credit for the account of such Participant in an amount equal to the cash, stock or other property dividends in amounts equivalent to cash, stock or other property dividends for each Share represented by an Award held by such Participant.

28.16. “Effective Date” means the day immediately before the date of the underwritten initial public offering of BioLargo’s Common Stock pursuant to a registration statement that is declared effective by the SEC.

28.17. “Employee” means any person, including Officers and Directors, providing services as an employee to BioLargo or any Parent, Subsidiary or Affiliate. Neither service as a Director nor payment of a director’s fee by BioLargo will be sufficient to constitute “employment” by BioLargo.

28.18. “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

28.19. “Exchange Program” means a program pursuant to which (a) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (b) the exercise price of an outstanding Award is increased or reduced.

28.20. “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and, with respect to a SAR, the price at which the SAR is granted to the holder thereof.

28.21. “Fair Market Value” means, as of any date, the value of a share of BioLargo’s Common Stock determined as follows:

(a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b) if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, but traded on the OTCQB or OTCQX, its closing price on the date of determination on the OTCQB or OTCQX, as applicable, as reported by the OTC Markets or such other source as the Committee deems reliable;

(c) if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, its closing price on the date of determination the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(d) in the case of an Option or SAR grant made on the Effective Date, the price per share at which Shares are initially offered for sale to the public by BioLargo’s underwriters in the initial public offering of BioLargo’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

(e) if none of the foregoing is applicable, by the Board or the Committee in good faith.

28.22. “Insider” means an officer or director of BioLargo or any other person whose transactions in BioLargo’s Common Stock are subject to Section 16 of the Exchange Act.

28.23. “IRS” means the United States Internal Revenue Service.

28.24. “Non-Employee Director” means a Director who is not an Employee of BioLargo or any Parent, Subsidiary or Affiliate.

28.25. “Option” means an award of an option to purchase Shares pursuant to Section 5.

28.26. “Parent” means any corporation (other than BioLargo) in an unbroken chain of corporations ending with BioLargo if each of such corporations other than BioLargo owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

28.27. “Participant” means a person who holds an Award under this Plan, including corporate entities.

28.28. “Performance Award” means cash or Shares granted pursuant to Section 10 or Section 12 of this Plan.

28.29. “Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to BioLargo as a whole or any business unit or Subsidiary, either individually, alternatively or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

(a) Profit Before Tax;

(b) Billings;

(c) Revenue;

(d) Net revenue;

(e) Earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings, stock-based compensation expenses, depreciation and amortization);

(f) Operating income;

(g) Operating margin;

(h) Operating profit;

(i) Controllable operating profit or net operating profit;

(j) Net Profit;

(k) Gross margin;

(l) Operating expenses or operating expenses as a percentage of revenue;

(m) Net income;

(n) Earnings per share;

(o) Total stockholder return;

(p) Market share;

(q) Return on assets or net assets;

(r) BioLargo’s stock price;

(s) Growth in stockholder value relative to a pre-determined index;

(t) Return on equity;

(u) Return on invested capital;

(v) Cash Flow (including free cash flow or operating cash flows);

(w) Cash conversion cycle;

(x) Economic value added;

(y) Individual confidential business objectives;

(z) Contract awards or backlog;

(aa) Overhead or other expense reduction;

(bb) Credit rating;

(cc) Strategic plan development and implementation;

(dd) Succession plan development and implementation;

(ee) Improvement in workforce diversity;

(ff) Customer indicators and/or satisfaction;

(gg) New product invention or innovation;

(hh) Attainment of research and development milestones;

(ii) Improvements in productivity;

(jj) Bookings;

(kk) Attainment of objective operating goals and employee metrics;

(ll) Sales;

(mm) Expenses;

(nn) Balance of cash, cash equivalents and marketable securities;

(oo) Completion of an identified special project;

(pp) Completion of a joint venture or other corporate transaction;

(qq) Employee satisfaction and/or retention;

(rr) Traffic to BioLargo’s website and/or mobile application;

(ss) Measures of agent efficiency and/or productivity;

(tt) Brokerage transaction costs;

(uu) Customer satisfaction;

(vv) Research and development expenses;

(ww) Working capital targets and changes in working capital; and

(xx) Any other metric that is capable of measurement as determined by the Committee.

The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial Award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

28.30. “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Factors will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.

28.31. “Performance Share” means an Award granted pursuant to Section 10 or Section 12 of this Plan, the payment of which is contingent upon achieving certain performance goals established by the Committee.

28.32. “Performance Unit” means a right granted to a Participant, pursuant to Section 10 or Section 12, to receive Shares, the payment of which is contingent upon achieving certain performance goals established by the Committee.

28.33. “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets and any other entity in which these persons (or the Employee) own more than fifty percent (50%) of the voting interests.

28.34. “Plan” means this BioLargo, Inc. 2024 Equity Incentive Plan.

28.35. “Purchase Price” means the price to be paid for Shares acquired under this Plan, other than Shares acquired upon exercise of an Option or SAR.

28.36. “Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of this Plan or issued pursuant to the early exercise of an Option.

28.37. “Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of this Plan.

28.38. “SEC” means the United States Securities and Exchange Commission.

28.39. “Securities Act” means the United States Securities Act of 1933, as amended.

28.40. “Service” means service, as an Employee, Consultant, Director or Non-Employee Director, to BioLargo or a Parent, Subsidiary or Affiliate, subject to such further limitations as may be set forth in this Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of (a) sick leave, (b) military leave or (c) any other leave of absence approved by BioLargo; provided that such leave is for a period of not more than ninety (90) days unless reemployment upon the expiration of such leave is guaranteed by contract or statute. Notwithstanding anything to the contrary, an Employee will not be deemed to have ceased to provide Service if a formal policy adopted from time to time by BioLargo and issued and promulgated to employees in writing provides otherwise. In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting suspension or modification of vesting of the Award while on leave from the employ of BioLargo or a Parent, Subsidiary or Affiliate or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military or other protected leave, if required by applicable laws, vesting will continue for the longest period that vesting continues under any other statutory or BioLargo-approved leave of absence and, upon a Participant’s returning from military leave, he or she will be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide Service to BioLargo throughout the leave on the same terms as he or she was providing Service immediately before such leave. An Employee will have terminated employment as of the date he or she ceases to provide Service (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment will not be extended by any notice period or garden leave mandated by local law; provided, however, that a change in status from an Employee to a Consultant or a Non-Employee Director (or vice versa) will not terminate a Participant’s Service, unless determined by the Committee, in its discretion. The Committee will have sole discretion to determine whether a Participant has ceased to provide Service and the effective date on which the Participant ceased to provide Service.

28.41. “Shares” means shares of BioLargo’s Common Stock and the common stock of any successor entity.

28.42. “Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 12 of this Plan.

28.43. “Stock Bonus” means an Award granted pursuant to Section 7 or Section 12 of this Plan.

28.44. “Subsidiary” means any corporation (other than BioLargo) in an unbroken chain of corporations beginning with BioLargo if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

28.45. “Treasury Regulations” means regulations promulgated by the United States Treasury Department.

28.46. “Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of BioLargo (or any successor thereto).

BIOLARGO, INC.

2024 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

Unless otherwise defined herein, the terms defined in the BioLargo, Inc. (“BioLargo”) 2024 Equity Incentive Plan (the “Plan”) will have the same meanings in this Notice of Restricted Stock Unit Award and the electronic representation of this Notice of Restricted Stock Unit Award established and maintained by BioLargo or a third party designated by BioLargo (this “Notice”).

Name:

Address:

You (the “Participant”) have been granted an award of Restricted Stock Units (“RSUs”) to acquire Shares of BioLargo’s Common Stock under the Plan subject to the terms and conditions of the Plan, this Notice and the attached Restricted Stock Unit Award Agreement (the “Agreement”), including any applicable country-specific provisions in any appendix attached hereto (the “Appendix”), which constitutes part of the Agreement.

Grant Number:

Number of RSUs:

Date of Grant:

Vesting Commencement Date:

Expiration Date:

The earlier to occur of: (a) the date on which settlement of all RSUs granted hereunder occurs and (b) the tenth (10th) anniversary of the Date of Grant. This RSU expires earlier if Participant’s Service terminates earlier, as described in the Agreement.

Vesting Schedule:	[Insert applicable vesting schedule]

By accepting (whether in writing, electronically or otherwise) the RSUs, Participant acknowledges and agrees to the following:

Participant understands that Participant’s employment or consulting relationship or Service with BioLargo or a Parent or Subsidiary or Affiliate is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), except where otherwise prohibited by applicable law and that nothing in this Notice, the Agreement or the Plan changes the nature of that relationship. Participant acknowledges that the vesting of the RSUs pursuant to this Notice is subject to Participant’s continuing Service as an Employee, Director or Consultant. Participant acknowledges that the Vesting Schedule may change prospectively in the event that Participant’s service status changes between full- and part-time status and/or in the event that Participant is on a leave of absence, in accordance with BioLargo’s policies relating to work schedules and vesting or as determined by the Committee. Participant also understands that this Notice is subject to the terms and conditions of both the Agreement and the Plan, both of which are incorporated herein by reference. Participant has read both the Agreement and the Plan. By accepting the RSUs, Participant consents to electronic delivery as set forth in the Agreement.

PARTICIPANT	BIOLARGO, INC.

Signature:	By:

Print Name:	Its:

BIOLARGO, INC.

2024 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Unless otherwise defined in this Restricted Stock Unit Award Agreement (this “Agreement”), any capitalized terms used herein will have the meaning ascribed to them in the BioLargo, Inc. 2024 Equity Incentive Plan (the “Plan”).

Participant has been granted Restricted Stock Units (“RSUs”) to acquire Shares of Common Stock of BioLargo, Inc. (“BioLargo”), subject to the terms and conditions of the Plan, the Notice of Restricted Stock Unit Award (the “Notice”) and this Agreement, including any applicable country-specific provisions in any appendix attached hereto (the “Appendix”), which constitutes part of this Agreement.

1. Settlement. Settlement of RSUs will be made within thirty (30) days following the applicable date of vesting under the Vesting Schedule set forth in the Notice. Settlement of RSUs will be in Shares. No fractional RSUs or rights for fractional Shares will be created pursuant to this Agreement.

2. No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, Participant will have no ownership of the Shares allocated to the RSUs and will have no rights to dividends or to vote such Shares.

3. Dividend Equivalents. Dividends, if any (whether in cash or Shares), will not be credited to Participant.

4. Non-Transferability of RSUs. The RSUs and any interest therein will not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order or unless otherwise permitted by the Committee on a case-by-case basis.

5. Termination; Leave of Absence; Change in Status. If Participant’s Service terminates for any reason, all unvested RSUs will be forfeited to BioLargo immediately, and all rights of Participant to such RSUs automatically terminate without payment of any consideration to Participant. Participant’s Service will be considered terminated as of the date Participant is no longer providing services (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any) and will not, subject to the laws applicable to Participant’s Award, be extended by any notice period mandated under local laws (e.g., Service would not include a period of “garden leave” or similar period). Participant acknowledges and agrees that the Vesting Schedule may change prospectively in the event that Participant’s service status changes between full- and part-time status and/or in the event that Participant is on an approved leave of absence in accordance BioLargo’s policies relating to work schedules and vesting of awards or as determined by the Committee. Participant acknowledges that the vesting of the Shares pursuant to the Notice and this Agreement is subject to Participant’s continued Service. In case of any dispute as to whether termination of Service has occurred, the Committee will have sole discretion to determine whether such termination of Service has occurred and the effective date of such termination (including whether Participant may still be considered to be providing services while on an approved leave of absence).

6. Withholding Taxes.

(a) Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by BioLargo or, if different, a Parent, Subsidiary or Affiliate employing or retaining Participant (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), is and remains Participant’s responsibility and may exceed the amount actually withheld by BioLargo or the Employer. Participant further acknowledges that BioLargo and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs and the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that BioLargo and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. PARTICIPANT SHOULD CONSULT A TAX ADVISER APPROPRIATELY QUALIFIED IN THE COUNTRY OR COUNTRIES IN WHICH PARTICIPANT RESIDES OR IS SUBJECT TO TAXATION BEFORE DISPOSING OF THE SHARES.

(b) Withholding. Before any relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to BioLargo and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes BioLargo and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)	withholding from Participant’s wages or other cash compensation paid to Participant by BioLargo and/or the Employer; or

(ii)

withholding from proceeds of the sale of Shares acquired upon settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by BioLargo (on Participant’s behalf pursuant to this authorization); or

(iii)

withholding in Shares to be issued upon settlement of the RSUs, provided that BioLargo only withholds the number of Shares necessary to satisfy no more than the maximum applicable statutory withholding amounts; or

(iv)	Participant’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or

(v)	any other arrangement approved by the Committee and permitted by applicable law;

all under such rules as may be established by the Committee and in compliance with BioLargo’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided, however, that, if Participant is a Section 16 officer of BioLargo under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) will establish the method of withholding from alternatives (i)-(v) above, and the Committee will establish the method before the Tax-Related Items withholding event.

Depending on the withholding method, BioLargo may withhold or account for Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to maximum applicable rates, in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items. The Fair Market Value of these Shares, determined as of the effective date when taxes otherwise would have been withheld in cash, will be applied as a credit against the Tax-Related Items withholding.

Finally, Participant agrees to pay to BioLargo or the Employer any amount of Tax-Related Items that BioLargo or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. BioLargo may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

7. Nature of Grant. By accepting the RSUs, Participant acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by BioLargo, it is discretionary in nature, and it may be modified, amended, suspended or terminated by BioLargo at any time, to the extent permitted by the Plan;

(b) the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(c) all decisions with respect to future RSU or other grants, if any, will be at BioLargo’s sole discretion;

(d) the RSU grant and Participant’s participation in the Plan will not create a right to employment or be interpreted as forming an employment or services contract with BioLargo, the Employer or any Parent or Subsidiary or Affiliate;

(e) Participant is voluntarily participating in the Plan;

(f) the RSUs and the Shares subject to the RSUs are not intended to replace any pension rights or compensation;

(g) the RSUs and the Shares subject to the RSUs, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(h) the future value of the Shares underlying the RSUs is unknown, indeterminable and cannot be predicted with certainty;

(i) no claim or entitlement to compensation or damages will arise from forfeiture of the RSUs resulting from Participant’s termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and in consideration of the grant of the RSUs to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against BioLargo, or any Parent or Subsidiary or Affiliate or the Employer, waives his or her ability, if any, to bring any such claim, and releases BioLargo, any Parent or Subsidiary or Affiliate and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant will be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(j) unless otherwise provided in the Plan or by BioLargo in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any Corporate Transaction affecting the Shares; and

(k) the following provisions apply only if Participant is providing services outside the United States:

(i)	the RSUs and the Shares subject to the RSUs are not part of normal or expected compensation or salary for any purpose;

(ii)

Participant acknowledges and agrees that neither BioLargo, the Employer nor any Parent or Subsidiary or Affiliate will be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.

8. No Advice Regarding Grant. BioLargo is not providing any tax, legal or financial advice, nor is BioLargo making any recommendations regarding Participant’s participation in the Plan or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

9. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other RSU grant materials by and among, as applicable, the Employer, BioLargo and any Parent, Subsidiary or Affiliate for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that BioLargo and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address, email address and telephone number, date of birth, social insurance number, passport number or other identification number, salary, nationality, job title, any shares of stock or directorships held in BioLargo, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to the stock plan service provider as may be designated by BioLargo from time to time or its affiliates or such other stock plan service provider as may be selected by BioLargo in the future, which is assisting BioLargo with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes BioLargo, the stock plan service provider as may be designated by BioLargo from time to time, and its affiliates, and any other possible recipients that may assist BioLargo (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that BioLargo would not be able to grant Participant RSUs or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

10. Language. If Participant has received this Agreement or any other document related to the RSU and/or the Plan translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.

11. Appendix. Notwithstanding any provisions in this Agreement, the RSU grant will be subject to any special terms and conditions set forth in any Appendix to this Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant, to the extent BioLargo determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

12. Imposition of Other Requirements. BioLargo reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent BioLargo determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

13. Acknowledgement. BioLargo and Participant agree that the RSUs are granted under and governed by the Notice, this Agreement and by the provisions of the Plan (incorporated herein by reference). Participant: (a) acknowledges receipt of a copy of the Plan and the Plan prospectus, (b) represents that Participant has carefully read and is familiar with their provisions and (c) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.

14. Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement will not be construed as a waiver of any rights of such party.

15. Compliance with Laws and Regulations. The issuance of Shares and any restriction on the sale of Shares will be subject to and conditioned upon compliance by BioLargo and Participant with all applicable state, federal and local laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which BioLargo’s Common Stock may be listed or quoted at the time of such issuance or transfer. Participant understands that BioLargo is under no obligation to register or qualify the Common Stock with any state, federal or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Participant agrees that BioLargo will have unilateral authority to amend the Plan and this RSU Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares. Finally, the Shares issued pursuant to this RSU Agreement will be endorsed with appropriate legends, if any, determined by BioLargo.

16. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision will be excluded from this Agreement, (b) the balance of this Agreement will be interpreted as if such provision were so excluded, and (c) the balance of this Agreement will be enforceable in accordance with its terms.

17. Governing Law and Venue. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. Any and all disputes relating to, concerning or arising from this Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the Plan or this Agreement, will be brought and heard exclusively in the United States District Court, Central District of California (Southern Division) or the Superior Court of the State of California, Orange County. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection that such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.

18. No Rights as Employee, Director or Consultant. Nothing in this Agreement will affect in any manner whatsoever the right or power of BioLargo, or a Parent or Subsidiary or Affiliate, to terminate Participant’s Service, for any reason, with or without Cause.

19. Consent to Electronic Delivery of All Plan Documents and Disclosures. By Participant’s acceptance (whether in writing, electronically or otherwise) of the Notice, Participant and BioLargo agree that the RSUs are granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement. Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel before executing this Agreement and fully understands all provisions of the Plan, the Notice and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement. Participant further agrees to notify BioLargo upon any change in Participant’s residence address indicated on the Notice. By acceptance of the RSUs, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by BioLargo or a third party designated by BioLargo and consents to the electronic delivery of the Notice, this Agreement, the Plan, account statements, Plan prospectuses required by the U.S. Securities and Exchange Commission, U.S. financial reports of BioLargo and all other documents that BioLargo is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the RSUs and current or future participation in the Plan. Electronic delivery may include the delivery of a link to BioLargo intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via email or such other delivery determined at BioLargo’s discretion. Participant acknowledges that Participant may receive from BioLargo a paper copy of any documents delivered electronically at no cost if Participant contacts BioLargo by telephone, through a postal service or electronic mail to Stock Administration. Participant further acknowledges that Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Participant understands that Participant must provide upon request to BioLargo or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, Participant understands that Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying BioLargo of such revised or revoked consent by telephone, postal service or electronic mail to Stock Administration. Finally, Participant understands that Participant is not required to consent to electronic delivery if local laws prohibit such consent.

20. Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, depending on Participant’s country, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect Participant’s ability to acquire or sell the Shares or rights to Shares under the Plan during such times as Participant is considered to have “inside information” regarding BioLargo (as defined by the laws in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable BioLargo insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions, and Participant is advised to speak to Participant’s personal advisor on this matter.

21. Code Section 409A. For purposes of this Agreement, a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Internal Revenue Code and the regulations thereunder (“Section 409A”). Notwithstanding anything else provided herein, to the extent any payments provided under this RSU Agreement in connection with Participant’s termination of employment constitute deferred compensation subject to Section 409A, and Participant is deemed at the time of such termination of employment to be a “specified employee” under Section 409A, then such payment will not be made or commence until the earlier of (i) the expiration of the six-month period measured from Participant’s separation from service from BioLargo or (ii) the date of Participant’s death following such a separation from service; provided, however, that such deferral will only be effected to the extent required to avoid adverse tax treatment to Participant, including, without limitation, the additional tax for which Participant otherwise would be liable under Section 409A(a)(1)(B) in the absence of such a deferral. To the extent any payment under this RSU Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment will be deemed a short-term deferral, even if it also may qualify for an exemption from Section 409A under another provision of Section 409A. Payments pursuant to this section are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

22. Award Subject to BioLargo Clawback or Recoupment. To the extent permitted by applicable law, the RSUs will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other Service that is applicable to Participant. In addition to any other remedies available under such policy and applicable law, BioLargo may require the cancellation of Participant’s RSUs (whether vested or unvested) and the recoupment of any gains realized with respect to Participant’s RSUs.

BY ACCEPTING THIS AWARD OF RSUS, PARTICIPANT AGREES TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

APPENDIX

None

BIOLARGO, INC.

2024 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

Unless otherwise defined herein, the terms defined in the BioLargo, Inc. (“BioLargo”) 2024 Equity Incentive Plan (the “Plan”) will have the same meanings in this Notice of Stock Option Grant and the electronic representation of this Notice of Stock Option Grant established and maintained by BioLargo or a third party designated by BioLargo (this “Notice”).

Name:

Address:

You (the “Participant”) have been granted an option to purchase shares of Common Stock of BioLargo under the Plan subject to the terms and conditions of the Plan, this Notice and the Stock Option Award Agreement (the “Option Agreement”), including any applicable country-specific provisions in any appendix attached hereto (the “Appendix”), which constitutes part of the Option Agreement.

Grant Number:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Share:

Total Number of Shares:

Type of Option:	Non-Qualified Stock Option

Incentive Stock Option

Expiration Date:	, 20 ; This Option expires earlier if Participant’s Service terminates earlier, as described in the Option Agreement.

Vesting Schedule:	[Insert applicable vesting schedule]

By accepting (whether in writing, electronically or otherwise) the Option, Participant acknowledges and agrees to the following:

Participant understands that Participant’s employment or consulting relationship or Service with BioLargo or a Parent or Subsidiary or Affiliate is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), except where otherwise prohibited by applicable law and that nothing in this Notice, the Option Agreement or the Plan changes the nature of that relationship. Participant acknowledges that the vesting of the Options pursuant to this Notice is subject to Participant’s continuing Service as an Employee, Director or Consultant. Participant acknowledges that the Vesting Schedule may change prospectively in the event that Participant’s service status changes between full- and part-time status and/or in the event that Participant is on a leave of absence, in accordance with BioLargo’s policies relating to work schedules and vesting or as determined by the Committee. Furthermore, the period during which Participant may exercise the Option after a termination of Service will commence on the Termination Date (as defined in the Option Agreement). Participant also understands that this Notice is subject to the terms and conditions of both the Option Agreement and the Plan, both of which are incorporated herein by reference. Participant has read both the Option Agreement and the Plan. By accepting the Option, Participant consents to electronic delivery as set forth in the Option Agreement.

PARTICIPANT	BIOLARGO, INC.

Signature:	By:

Print Name:	Its:

BIOLARGO, INC.

2024 EQUITY INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

Unless otherwise defined in this Stock Option Award Agreement (this “Option Agreement”), any capitalized terms used herein will have the meaning ascribed to them in the BioLargo, Inc. 2024 Equity Incentive Plan (the “Plan”).

Participant has been granted an option to purchase Shares (the “Option”) of BioLargo, Inc. (“BioLargo”), subject to the terms and conditions of the Plan, the Notice of Stock Option Grant (the “Notice”) and this Option Agreement, including any applicable country-specific provisions in any appendix attached hereto (the “Appendix”), which constitutes part of this Option Agreement.

1. Vesting Rights. Subject to the applicable provisions of the Plan and this Option Agreement, this Option may be exercised, in whole or in part, in accordance with the Vesting Schedule set forth in the Notice. Participant acknowledges and agrees that the Vesting Schedule may change prospectively in the event that Participant’s service status changes between full- and part-time status and/or in the event that Participant is on an approved leave of absence in accordance with BioLargo policies relating to work schedules and vesting of awards or as determined by the Committee. Participant acknowledges that the vesting of the Options pursuant to the Notice and this Option Agreement is subject to Participant’s continuing Service.

2. Grant of Option. Participant has been granted an Option for the number of Shares set forth in the Notice at the exercise price per Share in U.S. Dollars set forth in the Notice (the “Exercise Price”). In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan will prevail. If designated in the Notice as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an ISO, to the extent that it exceeds the U.S. $100,000 rule of Code Section 422(d) it will be treated as a Nonqualified Stock Option (“NSO”).

3. Termination Period.

(a) General Rule. If Participant’s Service terminates for any reason except death or Disability, and other than for Cause (as defined in the Plan), then this Option will expire at the close of business at BioLargo headquarters on the date three (3) months after Participant’s Termination Date (as defined below) (or such shorter time period not less than thirty (30) days or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant’s Service terminates deemed to be the exercise of an NSO). If Participant’s Service is terminated for Cause, this Option will expire upon the date of such termination. BioLargo determines when Participant’s Service terminates for all purposes under this Option Agreement.

(b) Death; Disability. If Participant dies before Participant’s Service terminates (or Participant dies within three (3) months of Participant’s termination of Service other than for Cause, then this Option will expire at the close of business at BioLargo headquarters on the date eighteen (18) months after the date of death (or such shorter time period not less than six (6) months or longer time period as may be determined by the Committee, subject to the expiration details in Section 7). If Participant’s Service terminates because of Participant’s Disability, then this Option will expire at the close of business at BioLargo headquarters on the date twelve (12) months after Participant’s Termination Date (or such shorter time period not less than six (6) months or longer time period as may be determined by the Committee, subject to the expiration details in Section 7).

(c) No Notice. Participant is responsible for keeping track of these exercise periods following Participant’s termination of Service for any reason. BioLargo will not provide further notice of such periods. In no event will this Option be exercised later than the Expiration Date set forth in the Notice.

(d) Termination. For purposes of this Option, Participant’s Service will be considered terminated as of the date Participant is no longer providing Services to BioLargo, its Parent or one of its Subsidiaries or Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any) (the “Termination Date”). The Committee will have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of Participant’s Option (including whether Participant may still be considered to be providing services while on an approved leave of absence). Unless otherwise provided in this Option Agreement or determined by BioLargo, Participant’s right to vest in this Option under the Plan, if any, will terminate as of the Termination Date and will not be extended by any notice period (e.g., Participant’s period of services would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any). Following the Termination Date, Participant may exercise the Option only as set forth in the Notice and this Section, provided that the period (if any) during which Participant may exercise the Option after the Termination Date, if any, will commence on the date Participant ceases to provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where Participant is employed or terms of Participant’s employment agreement, if any. If Participant does not exercise this Option within the termination period set forth in the Notice or the termination periods set forth above, the Option will terminate in its entirety. In no event may any Option be exercised after the Expiration Date of the Option as set forth in the Notice.

4. Exercise of Option.

(a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice and the applicable provisions of the Plan and this Option Agreement. In the event of Participant’s death, Disability, termination for Cause or other cessation of Service, the exercisability of the Option is governed by the applicable provisions of the Plan, the Notice and this Option Agreement. This Option may not be exercised for a fraction of a Share.

(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice in a form specified by BioLargo (the “Exercise Notice”), which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”) and such other representations and agreements as may be required by BioLargo pursuant to the provisions of the Plan. The Exercise Notice will be delivered in person, by mail, via electronic mail or facsimile or by other authorized method to the Secretary of BioLargo or other person designated by BioLargo. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable Tax-Related Items (as defined in Section 8 below). This Option will be deemed to be exercised upon receipt by BioLargo of such fully executed Exercise Notice accompanied by such aggregate Exercise Price, if any, and payment of any Tax-Related Items. No Shares will be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service on which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

(c) Exercise by Another. If another person wants to exercise this Option after it has been transferred to him or her in compliance with this Option Agreement, then that person must prove to BioLargo’s satisfaction that he or she is entitled to exercise this Option. That person also must complete the proper Exercise Notice form (as described above) and pay the Exercise Price (as described below) and any applicable Tax-Related Items (as described below).

5. Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:

(a) Participant’s personal check (or readily available funds), wire transfer or a cashier’s check;

(b) certificates for shares of BioLargo stock that Participant owns, along with any forms needed to effect a transfer of those shares to BioLargo; the value of the shares, determined as of the effective date of the Option exercise, will be applied to the Option Exercise Price. Instead of surrendering shares of BioLargo stock, Participant may attest to the ownership of those shares on a form provided by BioLargo and have the same number of shares subtracted from the Option shares issued to Participant. However, Participant may not surrender, or attest to the ownership of, shares of BioLargo stock in payment of the Exercise Price of Participant’s Option if Participant’s action would cause BioLargo to recognize compensation expense (or additional compensation expense) with respect to this Option for financial reporting purposes;

(c) cashless exercise through irrevocable directions to a securities broker approved by BioLargo to sell all or part of the Shares covered by this Option and to deliver to BioLargo from the sale proceeds an amount sufficient to pay the Exercise Price and any applicable Tax-Related Items. The balance of the sale proceeds, if any, will be delivered to Participant. The directions must be given by signing a special notice of exercise form provided by BioLargo; or

(d) cashless exercise, where the number of shares to be issued to Participant after exercise of the Option is calculated by (i) subtracting the Option Exercise Price from the Fair Market Value as of the date the Exercise Notice is received by BioLargo, (ii) multiplying that number times the number of shares requested to be exercised, and (iii) dividing that number by the Fair Market Value as of the date the Exercise Notice is received by BioLargo; or

(e) other method authorized by BioLargo.

6. Non-Transferability of Option. This Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of other than by will or by the laws of descent or distribution or court order and may be exercised during the lifetime of Participant only by Participant or unless otherwise permitted by the Committee on a case-by-case basis. The terms of the Plan and this Option Agreement will be binding upon the executors, administrators, heirs, successors and assigns of Participant.

7. Term of Option. This Option will in any event expire on the expiration date set forth in the Notice, which date is ten (10) years after the Date of Grant (five (5) years after the Date of Grant if this Option is designated as an ISO in the Notice of Stock Option Grant and Section 5.3 of the Plan applies).

8. Tax Consequences.

(a) Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by BioLargo or, if different, a Parent, Subsidiary or Affiliate employing or retaining Participant (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by BioLargo or the Employer. Participant further acknowledges that BioLargo and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including, but not limited to, the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Option to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that BioLargo and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. PARTICIPANT SHOULD CONSULT A TAX ADVISER APPROPRIATELY QUALIFIED IN THE COUNTRY OR COUNTRIES IN WHICH PARTICIPANT RESIDES OR IS SUBJECT TO TAXATION BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

(b) Withholding. Before any relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to BioLargo and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes BioLargo and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)	withholding from Participant’s wages or other cash compensation paid to Participant by BioLargo and/or the Employer; or

(ii)

withholding from proceeds of the sale of Shares acquired at exercise of this Option either through a voluntary sale or through a mandatory sale arranged by BioLargo (on Participant’s behalf pursuant to this authorization); or

(iii)

withholding in Shares to be issued upon exercise of the Option, provided that BioLargo only withholds the number of Shares necessary to satisfy no more than the maximum applicable statutory withholding amounts; or

(iv)	Participant’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or

(v)	any other arrangement approved by the Committee and permitted by applicable law;

all under such rules as may be established by the Committee and in compliance with BioLargo’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable.

Depending on the withholding method, BioLargo may withhold or account for Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to maximum applicable rates, in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares issued upon exercise of the Option; notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items. The Fair Market Value of these Shares, determined as of the effective date of the Option exercise, will be applied as a credit against the Tax-Related Items withholding.

Finally, Participant agrees to pay to BioLargo or the Employer any amount of Tax-Related Items that BioLargo or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. BioLargo may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

(c) Notice of Disqualifying Disposition of ISO Shares. For U.S. taxpayers, if Participant sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two (2) years after the grant date or (ii) one (1) year after the exercise date, Participant will immediately notify BioLargo in writing of such disposition. Participant agrees that he or she may be subject to income tax withholding by BioLargo on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to Participant.

9. Nature of Grant. By accepting the Option, Participant acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by BioLargo, it is discretionary in nature, and it may be modified, amended, suspended or terminated by BioLargo at any time, to the extent permitted by the Plan;

(b) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

(c) all decisions with respect to future option or other grants, if any, will be at the sole discretion of BioLargo;

(d) the Option grant and Participant’s participation in the Plan will not create a right to employment or be interpreted as forming an employment or services contract with BioLargo, the Employer or any Parent or Subsidiary or Affiliate;

(e) Participant is voluntarily participating in the Plan;

(f) the Option and the Shares acquired under the Plan are not intended to replace any pension rights or compensation;

(g) the Option and any Shares acquired under the Plan and the income and value of same are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(h) the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;

(i) if the underlying Shares do not increase in value, the Option will have no value;

(j) if Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;

(k) no claim or entitlement to compensation or damages will arise from forfeiture of the Option resulting from Participant’s termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and in consideration of the grant of the Option to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against BioLargo, or any Parent or Subsidiary or Affiliate or the Employer, waives his or her ability, if any, to bring any such claim, and releases BioLargo, any Parent or Subsidiary or Affiliate and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant will be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(l) unless otherwise provided in the Plan or by BioLargo in its discretion, the Option and the benefits evidenced by this Option Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any Corporate Transaction affecting the Shares; and

(m) the following provisions apply only if Participant is providing services outside the United States:

(i)	the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purpose;

(ii)

Participant acknowledges and agrees that neither BioLargo, the Employer nor any Parent or Subsidiary or Affiliate will be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.

10. No Advice Regarding Grant. BioLargo is not providing any tax, legal or financial advice, nor is BioLargo making any recommendations, regarding Participant’s participation in the Plan or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

11. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Option Agreement and any other Option grant materials by and among, as applicable, the Employer, BioLargo and any Parent, Subsidiary or Affiliate for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that BioLargo and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address, email address and telephone number, date of birth, social insurance number, passport number or other identification number, salary, nationality, job title, any shares of stock or directorships held in BioLargo, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to the stock plan service provider as may be designated by BioLargo from time to time or its affiliates or such other stock plan service provider as may be selected by BioLargo in the future, which is assisting BioLargo with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes BioLargo, the stock plan service provider as may be designated by BioLargo from time to time, and its affiliates, and any other possible recipients that may assist BioLargo (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that BioLargo would not be able to grant Participant options or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

12. Language. If Participant has received this Option Agreement or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.

13. Appendix. Notwithstanding any provisions in this Option Agreement, the Option grant will be subject to any special terms and conditions set forth in any Appendix to this Option Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant, to the extent BioLargo determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Option Agreement.

14. Imposition of Other Requirements. BioLargo reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares purchased upon exercise of the Option, to the extent BioLargo determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

15. Acknowledgement. BioLargo and Participant agree that the Option is granted under and governed by the Notice, this Option Agreement and by the provisions of the Plan (incorporated herein by reference). Participant: (a) acknowledges receipt of a copy of the Plan and the Plan prospectus, (b) represents that Participant has carefully read and is familiar with their provisions and (c) hereby accepts the Option subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.

16. Entire Agreement; Enforcement of Rights. This Option Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Option Agreement, nor any waiver of any rights under this Option Agreement, will be effective unless in writing and signed by the parties to this Option Agreement. The failure by either party to enforce any rights under this Option Agreement will not be construed as a waiver of any rights of such party.

17. Compliance with Laws and Regulations. The issuance of Shares and any restriction on the sale of Shares will be subject to and conditioned upon compliance by BioLargo and Participant with all applicable state, federal and local laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which BioLargo’s Common Stock may be listed or quoted at the time of such issuance or transfer. Participant understands that BioLargo is under no obligation to register or qualify the Common Stock with any state, federal or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Participant agrees that BioLargo will have unilateral authority to amend the Plan and this Option Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares. Finally, the Shares issued pursuant to this Option Agreement will be endorsed with appropriate legends, if any, determined by BioLargo.

18. Severability. If one or more provisions of this Option Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision will be excluded from this Option Agreement, (b) the balance of this Option Agreement will be interpreted as if such provision were so excluded, and (c) the balance of this Option Agreement will be enforceable in accordance with its terms.

19. Governing Law and Venue. This Option Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. Any and all disputes relating to, concerning or arising from this Option Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the Plan or this Option Agreement, will be brought and heard exclusively in the United States District Court, Central District of California (Southern Division) or the Superior Court of the State of California, Orange County. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection that such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.

20. No Rights as Employee, Director or Consultant. Nothing in this Option Agreement will affect in any manner whatsoever the right or power of BioLargo, or a Parent or Subsidiary or Affiliate, to terminate Participant’s Service, for any reason, with or without Cause.

21. Consent to Electronic Delivery of All Plan Documents and Disclosures. By Participant’s acceptance (whether in writing, electronically or otherwise) of the Notice, Participant and BioLargo agree that this Option is granted under and governed by the terms and conditions of the Plan, the Notice and this Option Agreement. Participant has reviewed the Plan, the Notice and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel before executing this Option Agreement and fully understands all provisions of the Plan, the Notice and this Option Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and the Option Agreement. Participant further agrees to notify BioLargo upon any change in Participant’s residence address indicated on the Notice. By acceptance of this Option, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by BioLargo or a third party designated by BioLargo and consents to the electronic delivery of the Notice, this Option Agreement, the Plan, account statements, Plan prospectuses required by the U.S. Securities and Exchange Commission, U.S. financial reports of BioLargo and all other documents that BioLargo is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the Option and current or future participation in the Plan. Electronic delivery may include the delivery of a link to BioLargo intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via email or such other delivery determined at BioLargo’s discretion. Participant acknowledges that Participant may receive from BioLargo a paper copy of any documents delivered electronically at no cost if Participant contacts BioLargo by telephone, through a postal service or electronic mail to Stock Administration. Participant further acknowledges that Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Participant understands that Participant must provide upon request to BioLargo or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, Participant understands that Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying BioLargo of such revised or revoked consent by telephone, postal service or electronic mail to Stock Administration. Finally, Participant understands that Participant is not required to consent to electronic delivery if local laws prohibit such consent.

22. Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, depending on Participant’s country, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect Participant’s ability to acquire or sell the Shares or rights to Shares under the Plan during such times as Participant is considered to have “inside information” regarding BioLargo (as defined by the laws in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable BioLargo insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions, and Participant is advised to speak to Participant’s personal advisor on this matter.

23. Award Subject to BioLargo Clawback or Recoupment. To the extent permitted by applicable law, the Option will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other Service that is applicable to Participant. In addition to any other remedies available under such policy and applicable law, BioLargo may require the cancellation of Participant’s Option (whether vested or unvested) and the recoupment of any gains realized with respect to Participant’s Option.

BY ACCEPTING THIS OPTION, PARTICIPANT AGREES TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

APPENDIX

None